UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2016

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) Election of a New Director

On August 17, 2016, the Board of Directors (the “Board”) of Inotek Pharmaceuticals Corporation (the “Company”) appointed Patrick Machado to the Board. Mr. Machado will serve as a Class III director of the Company, to hold office until the date of the annual meeting of stockholders next following the year ending December 31, 2016, or until his earlier death, resignation or removal. The Board has determined that Mr. Machado satisfies the definition of “independent” director, including without limitation the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended.

Mr. Machado, age 52, has served as a member of the Board of Directors at Medivation, Inc. and Chimerix, Inc. since 2014 and as a member of the Board of Directors of Scynexis, Inc. since 2015. Mr. Machado co-founded Medivation, Inc. and served as its Chief Business Officer from December, 2009 to April, 2014 and its Chief Financial Officer from December, 2004 to April, 2014. Prior to working for Medivation, Inc., Mr. Machado held positions at Cytyc Corporation, Pro•Duct Health, Inc., Chiron Corporation and Morrison & Foerster LLP. Mr. Machado received his Bachelor of Science in Economics and Bachelor of Arts in German from Santa Clara University and his Juris Doctor from Harvard Law School.

Upon his election to the Board, Mr. Machado was granted an option to purchase 24,000 shares of the Company’s common stock at an exercise price of $6.91 per share, which is equal to the fair market value of the Company’s common stock on the date of grant (the “Vesting Commencement Date”). Twenty-five percent of the shares shall vest on the one year anniversary of the Vesting Commencement Date and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, subject to Mr. Machado’s continued service on the Board.

As a non-employee director, Mr. Machado will receive compensation in the same manner as the Company’s other non-employee directors. Additionally, in connection with Mr. Machado’s appointment to the Board, the Company and Mr. Machado will enter into an indemnification agreement in substantially the same form that the Company has entered into with each of the Company’s existing directors. The form of such indemnification agreement was previously filed by the Company as an exhibit to its Registration Statement on Form S-1 (File No. 333-199859) filed with the SEC.

In connection with his election to the Board, Mr. Machado was also appointed to the Board’s Audit Committee. The Board has determined that Mr. Machado satisfies all applicable requirements to serve on such committee.

There are no arrangements or understandings between Mr. Machado and any other persons pursuant to which he was appointed as a member of the Board. There are no family relationships between Mr. Machado and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Machado and the Company.

A copy of the press release announcing Mr. Machado’s appointment is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter
Vice President — Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 18, 2016